Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2013 RESULTS

VERO BEACH, Fla. (February 18, 2014) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Net income of $1.4 million, or $0.43 per common share
•	Fourth quarter total dividend payments of $0.45 per common share
•	Book Value per Share of $13.40 at December 31, 2013
•
3.3% economic gain on common equity for the quarter, or 13.1% annualized, comprised of $0.45 dividend per common share and $0.01 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Thursday, February 20, 2014, at 10:00 AM ET

Details of Fourth Quarter 2013 Results of Operations

The Company reported net income of $1.4 million for the three-month period ended December 31, 2013, compared with a net loss of $0.3 million for the three month period ended December 31, 2012.  The fourth quarter net income of $1.4 million included net interest income of $2.5 million, net losses of $0.6 million (which includes mark to market losses, realized gains on securities sold and gains on funding hedges), audit, legal and other professional fees of $0.1 million, management fees of $0.2 million, and other operating, general and administrative expenses of $0.1 million. During the fourth quarter, the Company sold mortgage-backed securities (“MBS”) with a market value at the time of sale of $130.7 million, resulting in realized gains of $0.3 million (based on security prices from September 30, 2013).  The remaining net loss on MBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of September 30, 2013, approximately 49% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) was deployed in the PT MBS portfolio.  At December 31, 2013, the allocation to the PT MBS had decreased 5% to approximately 44%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2013	$311,017,146	$15,370,698	$5,399,089	$20,769,787	$331,786,933
Securities Purchased	148,547,890	10,431,760	-	10,431,760	158,979,650
Securities Sold	(122,957,670)	(7,693,921)	-	(7,693,921)	(130,651,591)
Gain (Loss) on Sale	335,301	(42,750)	-	(42,750)	292,551
Return on Investment	n/a	(1,453,896)	(413,764)	(1,867,660)	(1,867,660)
Pay-downs	(5,657,390)	n/a	n/a	n/a	(5,657,390)
Premium Lost Due to Pay-downs	(224,331)	n/a	n/a	n/a	(224,331)
Mark to Market (Losses) Gains	(4,085,773)	2,593,918	56,205	2,650,123	(1,435,650)
Market Value - December 31, 2013	$326,975,173	$19,205,809	$5,041,530	$24,247,339	$351,222,512

The tables below present the allocation of capital between the respective portfolios at December 31, 2013 and September 30, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended December 31, 2013.  The return on invested capital in the PT MBS and structured MBS portfolios was approximately (4.2)% and 12.9%, respectively, for the fourth quarter of 2013.  The combined portfolio generated a return on invested capital of approximately 4.6%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2013
Market Value	$326,975,173	$19,205,809	$5,041,530	$24,247,339	$351,222,512
Cash	10,615,027	-	-	-	10,615,027
Repurchase Agreement Obligations(1)	(318,557,054)	-	-	-	(318,557,054)
Total	$19,033,146	$19,205,809	$5,041,530	$24,247,339	$43,280,485
% of Total	44.0%	44.4%	11.6%	56.0%	100.0%
September 30, 2013
Market Value	$311,017,146	$15,370,698	$5,399,089	$20,769,787	$331,786,933
Cash	10,481,831	-	-	-	10,481,831
Repurchase Agreement Obligations	(301,656,523)	-	-	-	(301,656,523)
Total	$19,842,454	$15,370,698	$5,399,089	$20,769,787	$40,612,241
% of Total	48.9%	37.8%	13.3%	51.1%	100.0%

(1)
At December 31, 2013, there were outstanding repurchase agreement balances of $3.6 million and $3.0 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through MBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$2,416,605	$(91,658)	$171,761	$80,103	$2,496,708
Realized and unrealized gains / (losses)	(3,974,803)	2,551,168	56,205	2,607,373	(1,367,430)
Hedge gains	732,500	n/a	n/a	n/a	732,500
Total Return	$(825,698)	$2,459,510	$227,966	$2,687,476	$1,861,778
Beginning Capital Allocation	$19,842,454	$15,370,698	$5,399,089	$20,769,787	$40,612,241
Return on Invested Capital for the Quarter(1)	(4.2)%	16.0%	4.2%	12.9%	4.6%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $7.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.9% for the fourth quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows: (in CPR).

		Structured
	PT MBS	MBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2013	5.3	17.9	9.9
September 30, 2013	6.5	28.2	12.6
June 30, 2013	6.5	29.8	16.3
March 31, 2013	9.2	33.0	20.0
December 31, 2012	1.1	42.3	28.6
September 30, 2012	4.2	38.7	25.0
June 30, 2012	0.2	41.4	38.7
March 31, 2012	11.0	31.2	23.8

Portfolio

As of December 31, 2013, Orchid’s MBS portfolio consisted of $351.2 million of agency or government MBS at fair value and had a weighted average coupon of 3.77%. The following tables summarize Orchid’s agency and government MBS as of December 31, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2013
Adjustable Rate MBS	$5,334	1.5%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate MBS	245,523	69.9%	4.05%	323	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate MBS	76,118	21.7%	2.56%	350	1-Aug-43	109.6	7.56%	2.00%
Total Mortgage-backed Pass-through	326,975	93.1%	3.70%	328	1-Dec-43	102.67	7.72%	2.00%
Interest-Only Securities	19,206	5.5%	4.39%	261	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,042	1.4%	5.92%	317	15-Dec-40	NA	6.08%	NA
Total Structured MBS	24,248	6.9%	4.71%	272	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$351,223	100.0%	3.77%	324	1-Dec-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$6,531	5.7%	4.20%	258	1-Sep-35	3.46	10.04%	2.00%
Fixed Rate MBS	43,589	37.8%	3.24%	181	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	59,485	51.5%	2.69%	357	1-Nov-42	100.51	7.69%	2.00%
Total Mortgage-backed Pass-through	109,605	95.0%	3.00%	281	1-Nov-42	90.91	7.93%	2.00%
Interest-Only Securities	2,884	2.5%	3.52%	151	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,891	2.5%	6.13%	309	25-Nov-40	NA	6.34%	NA
Total Structured MBS	5,775	5.0%	4.83%	230	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$115,380	100.0%	3.09%	278	1-Nov-42	NA	NA	NA

(in thousands)
	December 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$211,062	60.09%	$113,235	98.14%
Freddie Mac	121,842	34.69%	2,145	1.86%
Ginnie Mae	18,319	5.22%	-	-
Total Portfolio	$351,223	100.00%	$115,380	100.00%

	December 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.60	$105.65
Weighted Average Structured Purchase Price	$12.11	$9.91
Weighted Average Pass Through Current Price	$102.83	$105.81
Weighted Average Structured Current Price	$14.59	$7.84
Effective Duration (1)	4.188	1.209

(1)
Effective duration of 4.188 indicates that an interest rate increase of 1.0% would be expected to cause a 4.188% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2013.  An effective duration of 1.209 indicates that an interest rate increase of 1.0% would be expected to cause a 1.209% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio, but not the effect of the Company’s funding cost hedges.

Financing, Leverage and Liquidity

As of December 31, 2013, the Company had outstanding repurchase obligations of approximately $318.6 million with a net weighted average borrowing rate of 0.39%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $337.0 million.  The Company’s leverage ratio at December 31, 2013 was 7.1 to 1. At December 31, 2013, the Company’s liquidity was approximately $23.6 million, consisting of unpledged MBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2013.

(in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$98,956	31.1%	0.38%	$5,487	11
South Street Securities, LLC	49,411	15.5%	0.41%	2,248	13
Suntrust Robinson Humphrey, Inc.	47,010	14.8%	0.37%	2,384	10
Cantor Fitzgerald & Co.	39,185	12.3%	0.38%	2,005	22
Mizuho Securities USA, Inc.	26,727	8.4%	0.49%	2,936	9
Morgan Stanley & Co. LLC	20,073	6.3%	0.37%	1,191	13
CRT Capital Group, LLC	15,146	4.8%	0.39%	764	18
KGS - Alpha Capital Markets, L.P.	11,894	3.7%	0.39%	841	16
Goldman, Sachs & Co.	10,155	3.1%	0.37%	493	70
	$318,557	100.0%	0.39%	$18,349	15

(1)	Equal to the fair value of securities sold plus accrued interest receivable, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2013, such instruments were comprised entirely of Eurodollar futures contracts with an average contract notional amount of $250.0 million to $270.0 million and a weighted average fixed LIBOR rate of 2.02%.

(in thousands)

		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2014	0.40%	$262,500	$(189)
2015	0.80%	275,000	(146)
2016	1.90%	250,000	1,367
2017	3.03%	250,000	2,291
2018	3.77%	250,000	1,575
	2.02%		$4,898

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our IPO

Declaration Date	Record Date	Payment Date	Per Share Amount	Total
March 8, 2013	March 25, 2013	March 27, 2013	$0.135	$451,125
April 10, 2013	April 25, 2013	April 30, 2013	0.135	451,125
May 9, 2013	May 28, 2013	May 31, 2013	0.135	451,125
June 10, 2013	June 25, 2013	June 28, 2013	0.135	451,125
July 9, 2013	July 25, 2013	July 31, 2013	0.135	451,125
August 12, 2013	August 26, 2013	August 30, 2013	0.135	451,125
September 10, 2013	September 25, 2013	September 30, 2013	0.135	451,125
October 10, 2013	October 25, 2013	October 31, 2013	0.135	451,125
November 12, 2013	November 25, 2013	November 27, 2013	0.135	451,125
December 11, 2013	December 26, 2013	December 30, 2013	0.180	601,500
January 9, 2014	January 27, 2014	January 31, 2014	0.180	925,500
February 11, 2014	February 25, 2014	February 28, 2014	0.180	974,100

Book Value Per Share

The Company's Book Value Per Share at December 31, 2013 was $13.40.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2013, the Company's stockholders' equity was $44.8 million with 3,341,665 shares of common stock outstanding.

Secondary Offering

The Company completed a secondary offering of 1,800,000 common shares on January 23, 2014 at a price of $12.50 per share.  The underwriters exercised their overallotment option in full for an additional 270,000 shares on January 29, 2014.  The net proceeds to the Company were approximately $24.2 million which were invested in Agency MBS securities on a leveraged basis.  The Company disclosed a summary of the composition of the MBS portfolio as of January 31, 2014 in a press release dated February 11, 2014.  Included in the press release was the Company’s estimated Book Value Per Share as of January 31, 2014 of $12.76.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “What we expected to occur late in the second quarter or during the third quarter finally occurred late in the fourth quarter.  The Federal Reserve began their long awaited tapering program.  The initial move was announced after the December meeting and the Fed decided to reduce monthly purchases of both US Treasury securities and Agency MBS by $5 billion per month beginning in January 2014.  The Federal Reserve announced another reduction in their asset purchase at the January 2014 meeting and by same amounts in both cases.  The market was not terribly surprised by the announcement in December, although there was probably more market participants expecting the first move to come in the first quarter of 2014 rather than December.  The Agency MBS market rallied as the current coupon, 30 year mortgage tightened by approximately 10 basis points into year end.  The Treasury market on the other hand sold off and the high yield for the 10 year US Treasury note was reached on December 31, 2013.  With the way the Christmas holiday fell during the week, trading desks were thinly staffed and market liquidity was very low after the taper announcement.  This no doubt exacerbated the move in the Treasury market.  As the economic data steadily improved over the fourth quarter and rates rose, prepayment activity naturally slowed.  The mortgage bankers refinance index fell below 2500 in July and below 1500 in late December 2013.  With the seasonal trough typically occurring in late Q4 and Q1, prepayment speeds should remain muted until the March speeds are released in early April.  As a result, premium amortization on our pass through MBS has been muted.

“With respect to changes in the portfolio, we were quite active.  We reduced our exposure to hybrid pass through MBS by $44 million and redeployed the proceeds into 30 year, fixed rate MBS.  Our short reset ARM positions were essentially unchanged absent run off and remain a very small percentage of the portfolio.  Within the fixed rate sub-portfolio, we sold lower coupon 30 year securities and some slightly seasoned 4.5%, 30 year pass throughs and purchased more 4.5%, 30 year securities and some 4% and 5% pass throughs.  The fixed rate allocation is now 69.9% of the portfolio versus 55.7% at September 30, 2013.  Hybrids securities are now 21.7% of the portfolio versus 36.2% at September 30, 2013.  Within the fixed rate allocation, we are more heavily skewed towards 30 year versus 15 year securities as the weighted-average maturity of the fixed rate sub-portfolio was 323 months at year end versus 310 months at September 30, 2013.  Within the structured securities sub-portfolio, we increased the allocation of our capital by approximately $3.5 million, or from 51.1% of our capital at September 30, 2013 to 56.0% at year end.  We also made changes to the composition of the IO sub-portfolio above and beyond increasing the allocation by selling securities that had appreciated in value as prepayment speeds slowed and; therefore, offered little additional up-rate protection.  The proceeds were deployed in securities that simply offered better up-rate protection. In sum, the portfolio as constructed at year end offers significantly more income potential as a result of the combination of higher weighted average coupons and slowing prepayment speeds.  We have retained adequate up-rate protection, but are also cognizant of the potential for a rally in rates and the risk such an event poses. The market appeared quite convinced rates could only move higher into 2014 and when markets are overwhelmingly positioned for one outcome, bad things can and often do happen.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, February 20, 2014, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 2078210.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com , and an audio archive of the webcast will be available for approximately one year.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters and years ended December 31, 2013 and December 31, 2012.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	December 31, 2013	December 31, 2012
ASSETS:
Total mortgage-backed securities	$351,222,512	$115,379,574
Cash, cash equivalents and restricted cash	10,615,027	2,986,257
Accrued interest receivable	1,559,437	440,877
Due from affiliates	-	45,126
Prepaid expenses and other assets	179,071	9,122
Total Assets	$363,576,047	$118,860,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$318,557,054	$103,941,174
Accrued interest payable	91,461	54,084
Due to affiliates	81,925	-
Accounts payable, accrued expenses and other	80,260	140,723
Total Liabilities	318,810,700	104,135,981
Total Stockholders' Equity	44,765,347	14,724,975
Total Liabilities and Stockholders' Equity	$363,576,047	$118,860,956
Common shares outstanding	3,341,665	154,110
Book value per share	$13.40	$95.55

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Interest income	$9,198,858	$2,697,922	$2,805,703	$473,173
Interest expense	(1,126,204)	(277,328)	(308,984)	(94,513)
Net interest income	8,072,654	2,420,594	2,496,719	378,660
Losses	(7,102,562)	(1,153,452)	(634,926)	(471,418)
Net portfolio income (loss)	970,092	1,267,142	1,861,793	(92,758)
Expenses	1,668,098	732,799	416,898	174,455
Net (loss) income	$(698,006)	$534,343	$1,444,895	$(267,213)
Basic and diluted net (loss) income per share	$(0.23)	$0.54	$0.43	$(0.27)
Dividends Declared Per Common Share:	$1.395	$-	$0.450	$-

	Three Months Ended
	December 31,
Key Balance Sheet Metrics	2013	2012
Average MBS	$341,504,724	$91,094,034
Average repurchase agreements	310,106,789	80,256,289
Average stockholders' equity	44,794,774	14,858,582
Leverage ratio(1)	7.1:1	7.1:1

Key Performance Metrics
Average yield on MBS	3.29%	2.08%
Average cost of funds	0.40%	0.47%
Average economic cost of funds	0.45%	0.78%
Average interest rate spread	2.89%	1.61%
Average economic interest rate spread	2.84%	1.30%

(1)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.